EXHIBIT 10.27

                           FINANCIAL PUBLIC RELATIONS
                              CONSULTING AGREEMENT

THIS FINANCIAL PUBLIC RELATIONS CONSULTING AGREEMENT, made this 29 day of March 1999 by and between: IPVoice Communications, Inc. , located at 5901 S. middlefield Rd. Ste. 100, Littleton, Colorado, 80123 (herein referred to as the "COMPANY") and BUYING POWER NETWORK, located at 3200 N. Federal Highway, Suite 221, Boca Raton, Florida 33431 engaged in providing financial public relations services (hereinafter referred to as "CONSULTANT").

         WITNESSETH THAT:

         WHEREAS, the COMPANY requires financial public relations services and desires to employ CONSULTANT to provide such services as an independent contractor consultant, and CONSULTANT is agreeable to such employment, and the parties desire a written document formalizing and defining their relationship and evidencing the terms of their agreement;

         NOW, THEREFORE, intending to be legally bound, and in consideration of the mutual promises and covenants, the parties have agreed as follows:

         1. APPOINTMENT. The COMPANY hereby appoints CONSULTANT as its financial public relations counsel and hereby retains and employs CONSULTANT, on the terms and conditions of this Agreement. CONSULTANT accepts such appointment and agrees to perform the services upon the terms and conditions of this Agreement.

         2. TERM. The term of this Agreement shall begin on Monday, March 29, 1999 and shall terminate on Wednesday, September 29,1999.

         3.     SERVICES

                  (a) CONSULTANT shall act, generally, as financial public relations counsel, essentially acting (1) as liaison between the COMPANY and its brokerage market; (2) as advisor to the COMPANY with respect to existing and potential market makers, broker-dealers, and investors as well as being the liaison between the COMPANY and such persons; and (3) as advisor to the COMPANY with respect to communications and information (e.g., interviews, press releases, financial media, etc.) As well as planning, designing, developing, organizing, writing and distributing such communications and information with the exception of Due Diligence Packages.

                  (b) CONSULTANT shall seek to make the COMPANY, its management, its products, and its financial situation and prospects, known to the financial press, publications and TV financial new programs, financial talk shows, broker-dealers, institutional investors, market makers, investment advisors, and other members of the financial community as well as the internet financial media and the public generally.

                  (c) CONSULTANT, in providing the foregoing services, shall be responsible for all costs of providing the services, not including out-of-pocket expenses for postage, delivery service.


B.W.  initial                            1                         T.R.  initial

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         4.  LIMITATIONS  ON  SERVICES.   The  parties  recognize  that  certain
responsibilities and obligations are imposed by federal and state securities laws and by the applicable rules and regulations of stock exchanges, the
National  Association  of  Securities  Dealers,   in-house  "due  diligence"  or
"compliance" departments of brokerage houses, etc. Accordingly, CONSULTANT agrees:

                  (a) CONSULTANT shall NOT release any financial or other information or data about the COMPANY without the consent, approval and signature of the COMPANY, signatures on press releases are necessary.

                  (b) CONSULTANT shall NOT conduct any meetings with financial investors without informing the COMPANY in advance of the proposed meeting and the format or agenda of such meeting and the COMPANY may elect to have a representative of the COMPANY attend at such meeting.

                  (c) CONSULTANT shall NOT release any information or data about the COMPANY to any selected or limited person(s), entity, or group if CONSULTANT is aware that such information or data has not been generally released or promulgated.

                  (d) After notice by the COMPANY of filing for a proposed public offering of securities of the COMPANY, and during any period of restriction on publicity, CONSULTANT shall not engage in any public relations efforts not in the normal course without approval of counsel for the COMPANY and of counsel for the underwriter(s), if any.

         5.     DUTIES OF COMPANY

                  (a) COMPANY shall supply CONSULTANT, on a regular and timely basis with all approved data and information bout the COMPANY, its management, its products, and its operations and COMPANY shall be responsible for advising CONSULTANT of any facts which would affect the accuracy of an y prior data and information previously supplied to CONSULTANT so that CONSULTANT may take corrective action.

                  (b) COMPANY shall promptly supply CONSULTANT: with full and complete copies of all filings with all federal and state securities agencies, with full and complete copies of all shareholder reports and communications whether or not prepared with CONSULTANT'S assistance; with all data and information supplied to any analyst, broker-dealer, market maker, or other member of the financial community; and with all product/services brochures, sales materials, etc. (this is usually a due diligence package.)

                  (c) COMPANY shall promptly notify CONSULTANT of the filing of any registration statement for the sale of securities and of any other event which triggers any restrictions on publicity.

                  (d) COMPANY shall contemporaneously notify CONSULTANT if any information or data being supplied to CONSULTANT has not been generally released or promulgated. A signature on material will do - CONSULTANT does deliver minimum disclosure.

         6.     REPRESENTATION AND INDEMNIFICATION

               (a)  The   COMPANY   shall  be  deemed   to  make  a   continuing


B.W.  initial                          2                         T.R.  initial

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representation  of the  accuracy  of  any  and  all  material  facts,  material,
information,   and  data  which  it  supplies  to  CONSULTANT  and  the  COMPANY acknowledges its awareness that CONSULTANT will rely on such continuing representation in disseminating such information and otherwise performing its public relations functions.

                  (b) CONSULTANT, in the absence of notice in writing from COMPANY, will rely on the continuing accuracy of material, information, and data supplied by the COMPANY.

                  (c) COMPANY hereby agrees to indemnify CONSULTANT against, and to hold CONSULTANT harmless from, any claims, demands, suits, loss, damages, and etc. arising out of CONSULTANT's reliance upon the accuracy and continuing accuracy of such facts, material, information, and data, unless CONSULTANT has been negligent in fulfilling the duties and obligations hereunder.

                  (d) COMPANY hereby authorizes CONSULTANT to issue, in CONSULTANT'S sole discretion, corrective, amendatory, supplemental, or explanatory press releases, shareholder communications and reports, or data supplied to analysts, broker-dealers, market makers, or other members of the financial community.

         7.     COMPENSATION

                  (a) Buying Power Network, in providing the foregoing services, shall be responsible for all costs incurred except company will be responsible for mailing of due diligence requests (or expenses for preparation and mailing of due diligence packages by Buying Power Network). Your cost in expense fees will be as follows: $40,000 shares of free-trading common stock or cash or a combination of both upon signing contract. $30,000 shares of free trading common stock or cash or a combination of both on 2nd contract month and $25,000 shares of free trading common stock or cash or a combination of both 3rd contract month. The remaining contract months will be an option program as will be proposed under separate cover.

         8. BILLING AND PAYMENT. The monthly basic fee provided for in Paragraph 7(a) shall be due and payable without billing. Billings and payments for special services (Paragraph 7) shall be as agreed.

         9. RELATIONSHIP OF PARTIES. CONSULTANT is a Florida Corporation, responsible for compensation of its agents, employees and representatives, as well as all applicable withholding therefrom and taxes thereon (including unemployment compensation) and all workmen's compensation insurance. This Agreement does not establish any partnership, joint venture, or other business entity or association between the parties and neither party is intended to have any interest in the business or property of the other.

         10. TERMINATION. This agreement may be terminated by either party prior to the expiration of the term provided in Paragraph 2 above only in writing at least five business days prior to the expiration of current contract month. If this should happen, Company is responsible for all expenses to that date. All stock left in B.P.N.'s account upon any cancellation date, will be returned to Company minus expenses to that date.

         11. ATTORNEY FEES. Should either party default in the terms or conditions of this Agreement and suit be filed as a result of such default, the prevailing party shall be entitled to recover

B.W.  initial                          3                        T.R.  initial

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all  costs  incurred  as a  result  of such  default  including  all  costs  and reasonable attorney fees, expenses and court costs through trial and appeal.

         12. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

         13. ASSIGNMENT. The rights and obligations of the parties under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the parties.

         14. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by certified mail, return receipt requested, to the principal office of the party being notified.

         15. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties and may be modified only by agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This Agreement shall be governed for all purposes by the laws of the State of Florida. If any provision of this Agreement is declared void, such provision shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement.

BUYING POWER NETWORK


By: /s/ Terry Ritchie                       Date 3/29/99
------------------------------------
Terry Ritchie, President/CEO
Buying Power Network



IP Voice Communications, Inc.



By: /s/ Barbara S. Will                     Date 3/30/99
-----------------------------------
Barbara S. Will, President
IP Voice Communications, Inc.


B.W.  initial                           4                        T.R.  initial